UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 17, 2023
(Date of earliest event reported)

Fortrea Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive
Durham,	North Carolina	27709
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.
Title of Each Class         Trading Symbol Name of exchange on which registered
Common Stock, $0.001 par value FTRE The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2023, the Board of Directors (the “Board”) of Fortrea Holdings Inc. (the “Company”), upon the recommendation of the Management Development and Compensation Committee of the Board (the “Committee”), made the following grants to Thomas Pike, the Company’s Chief Executive Officer, as contemplated in the Employment Agreement, dated January 9, 2023, between Mr. Pike and Laboratory Corporation of America Holdings (“Labcorp”) (the “Pike Employment Agreement”), which was assigned to the Company in connection with the Company’s spinoff from Labcorp on June 30, 2023, with an aggregate grant date fair value of Twenty Million Dollars ($20,000,000) (the “Initial Equity Grant”): 377,074 restricted stock units (“RSUs”) and non-qualified stock options (“Options”) to purchase 799,272 shares of the Company’s common stock at an exercise price of $26.52 per share. In each case, the awards will vest in three equal installments, with the first and second installments vesting on the first and second anniversary of the date of grant, respectively, and the third installment vesting on the third anniversary of Mr. Pike’s original hiring date.

The Board, in making the awards, applied its own review and judgment to determine the optimal allocation of awards between RSUs and Options, as well as the vesting thereof, in order to better align the interests of the Company’s Chief Executive Officer with the interests of all stockholders and aid in retention. While the Pike Employment Agreement provides that the aggregate grant date fair value mix of awards included in the Initial Equity Grant would be comprised of 30% RSUs and 70% Options, the Board determined to grant the aggregate grant date fair value mix of awards at 50% RSUs and 50% Options. In addition, the Pike Employment Agreement provided that the Initial Equity Grant would vest in three equal installments on the first three anniversaries of the date of grant or on any other vesting schedule provided by the Company’s Board, so long as all shares vest within three years of the grant date.

The RSU award agreement and Option agreement adopted by the Committee for purposes of granting the awards to Mr. Pike described herein are filed as Exhibit 10.1 and Exhibit 10.2 attached hereto, respectively. The descriptions of the material terms of each agreement are qualified in their entirety by reference to such agreements, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Restricted Stock Unit Award Agreement dated August 17, 2023 between Fortrea Holdings Inc. and Thomas Pike.
10.2	Non-Qualified Option Agreement dated August 17, 2023 between Fortrea Holdings Inc. and Thomas Pike.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.

	By:	/s/ Stillman Hanson
Name: Stillman Hanson
Date: August 21, 2023		Title: General Counsel and Secretary